Exhibit 4.12

THIRD SUPPLEMENTAL INDENTURE

THIRD Supplemental Indenture (this “Supplemental Indenture”), dated as of July 31, 2020, among Gogo Inflight Internet Canada Ltd., a British Columbia limited company (“Canadian Guaranteeing Subsidiary”), GOGO ATG LLC, a Delaware limited liability company (“Delaware Guaranteeing Subsidiary 1”), GOGO CA LICENSES LLC, a Delaware limited liability company (“Delaware Guaranteeing Subsidiary 2” and, together with Canadian Guaranteeing Subsidiary and Delaware Guaranteeing Subsidiary 1, the “Guaranteeing Subsidiaries”), each of which is a direct or indirect subsidiary of Gogo Inc. (or its permitted successor), a Delaware corporation, Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation (together, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of April 25, 2019 (as amended or supplemented from time to time, the “Indenture”) providing for the issuance of 9.875% Senior Secured Notes due 2024 (the “notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the notes as follows:

1.Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Agreement to Guarantee.  The Guaranteeing Subsidiaries each hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

3.No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of notes by accepting a note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GOGO INFLIGHT INTERNET CANADA LTD.

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO ATG LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO CA LICENSES LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

ISSUERS

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO FINANCE CO. INC.

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Third Supplemental Indenture]

GUARANTORS

GOGO INC.

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

AC BIDCO LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO BUSINESS AVIATION LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Third Supplemental Indenture]

GOGO INTERNATIONAL HOLDINGS LLC

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO CONNECTIVITY LTD.

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

GOGO AIR INTERNATIONAL GMBH

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Third Supplemental Indenture]

U.S. Bank National Association, as Trustee

By:	/s/ Linda Garcia
Authorized Signatory

U.S. Bank National Association, as Collateral Agent

By:	/s/ Linda Garcia
Authorized Signatory

[Signature Page to Third Supplemental Indenture]